Exhibit 10.8

Execution Version

SECURITY AGREEMENT

between

CHENIERE COMMON UNITS HOLDING, LLC

and

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Collateral Agent

Dated as of May 5, 2008

i

ii

This SECURITY AGREEMENT, dated as of May 5, 2008, (this “Agreement”) between CHENIERE COMMON UNITS HOLDING, LLC, a Delaware limited liability company (the “Grantor”) and CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as collateral agent (in such capacity and together with its successors, the “Collateral Agent”) for (i) the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of May 5, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Grantor, the other Loan Parties (as defined below) signatory thereto, the Lenders from time to time party thereto, Credit Suisse, Cayman Islands Branch, as the Administrative Agent, as the Collateral Agent and as a Lender, and (ii) the other Secured Parties (as hereinafter defined).

WITNESSETH:

WHEREAS, the Grantor is also the Borrower under the Credit Agreement;

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Grantor upon the terms and subject to the conditions set forth therein;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Grantor to make valuable transfers in connection with the operation of its businesses;

WHEREAS, the Grantor will derive substantial direct and indirect benefit from the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Grantor under the Credit Agreement that the Grantor shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Grantor thereunder, the Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1. DEFINED TERMS

1.1. Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC (and if defined in more than one Article of the New York UCC, such terms shall have the meanings given in Article 9 thereof): Accounts, Account Debtor, As-Extracted Collateral, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Commodity Intermediary, Documents, Deposit Account, Electronic Chattel Paper, Equipment, Farm Products, Financial Asset, Fixtures, Goods, Instruments, Inventory, Letter of Credit,

Letter of Credit Rights, Money, Payment Intangibles, Securities Account, Securities Intermediary, Security, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

(b) The following terms shall have the following meanings:

“Administrative Agent” shall have the meaning assigned to such term in the preamble.

“After-Acquired Intellectual Property” shall have the meaning assigned to such term in Section 4.7(c).

“Agreement” shall mean this Security Agreement, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

“Collateral” shall have the meaning assigned to such term in Section 2.

“Collateral Account” shall mean any collateral account established by the Collateral Agent as provided in Section 5.2.

“Collateral Account Funds” shall mean, collectively, the following: all funds (including all trust monies), investments (including all cash equivalents) credited to, or purchased with funds from, any Collateral Account and all certificates and instruments from time to time representing or evidencing such investments; all notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Collateral Agent for or on behalf of the Grantor in substitution for, or in addition to, any or all of the Collateral; and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the items constituting Collateral.

“Collateral Agent” shall have the meaning assigned to such term in the preamble.

“Copyright License” shall mean any agreement, whether written or oral, naming the Grantor as licensor or licensee, granting any right in, to or under any Copyright, including the grant of rights to manufacture, print, publish, copy, import, export, distribute, exploit and sell materials derived from any Copyright.

“Copyrights” shall mean all domestic and foreign copyrights, copyright registrations and applications for copyright registrations, including all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Credit Agreement” shall have the meaning assigned to such term in the preamble.

“dollars” or “$” shall mean lawful money of the United States of America.

“General Intangibles” shall mean all “general intangibles” as such term is defined in Section 9-102(a)(42) of the New York UCC and, in any event, including with respect to the Grantor, all rights of the Grantor to receive any tax refunds and all contracts, agreements, instruments and indentures and all licenses, permits, concessions, franchises and authorizations issued by Governmental Authorities in any form, and portions thereof, to which the Grantor is a party or under which the Grantor has any right, title or interest or to which the Grantor or any property of the Grantor is subject, as the same may from time to time be amended, supplemented, replaced or otherwise modified, including (i) all rights of the Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of the Grantor to damages arising thereunder and (iv) all rights of the Grantor to terminate and to perform and compel performance and to exercise all remedies thereunder.

“Insurance” shall mean all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof).

“Intellectual Property” shall mean the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses, and all rights to sue at law or in equity for any past, present and future infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Investment Property” shall mean the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC, including all Certificated Securities and Uncertificated Securities, all Security Entitlements, all Securities Accounts, all Commodity Contracts and all Commodity Accounts, (ii) security entitlements, in the case of any United States Treasury book-entry securities, as defined in 31 C.F.R. section 357.2, or, in the case of any United States federal agency book-entry securities, as defined in the corresponding United States federal regulations governing such book-entry securities, and (iii) whether or not otherwise constituting “investment property,” all Pledged Notes, all Pledged Equity Interests, all Pledged Security Entitlements and all Pledged Commodity Contracts.

“Issuers” shall mean the collective reference to each issuer of a Pledged Security, including, without limitation, CQP and CESS.

“Lenders” shall have the meaning assigned to such term in the preamble.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” shall mean the collective reference to the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and reimbursement obligations in respect of interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Grantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Grantor, to any Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Credit Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to any Agent or to any Lender that are required to be paid by the Grantor pursuant to the Credit Agreement or any other Loan Document) or otherwise.

“Patent License” shall mean all agreements, whether written or oral, providing for the grant by or to the Grantor of any right to manufacture, use, import, export, distribute or sell any invention covered in whole or in part by a Patent.

“Patents” shall mean all patents and patent applications, including the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof, and all rights corresponding thereto throughout the world.

“person” shall mean any natural person, corporation, trust, business trust, joint venture, joint stock company, association company, limited liability company, partnership, Governmental Authority or other entity.

“Pledged Alternative Equity Interests” shall mean all interests of the Grantor in participation or other interests in any equity or profits of any business entity and the certificates, if any, representing such interests and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests and any other warrant, right or option to acquire any of the foregoing; provided, however, that Pledged Alternative Equity Interests shall not include any Pledged Stock, Pledged Partnership Interests, Pledged LLC Interests or Pledged Trust Interests.

“Pledged Commodity Contracts” shall mean all commodity contracts to which the Grantor is party from time to time.

“Pledged Debt Securities” shall mean all debt securities now owned or hereafter acquired by the Grantor, including the debt securities listed on Schedule 3.5, (as such schedule may be amended or supplemented from time to time), together with any other certificates, options, rights or security entitlements of any nature whatsoever in respect of the debt securities of any person that may be issued or granted to, or held by, the Grantor while this Agreement is in effect.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests, Pledged Trust Interests and Pledged Alternative Equity Interests.

“Pledged LLC Interests” shall mean all interests of the Grantor now owned or hereafter acquired in any limited liability company, including all limited liability company interests listed on Schedule 3.5 hereto under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of the Grantor on the books and records of such limited liability company and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing.

“Pledged Notes” shall mean all promissory notes now owned or hereafter acquired by the Grantor, including those listed on Schedule 3.5 (as such schedule may be amended or supplemented from time to time) and all Intercompany Notes (including the CESS Intercompany Note) at any time issued to or held by the Grantor.

“Pledged Partnership Interests” shall mean all interests of the Grantor now owned or hereafter acquired in any general partnership, limited partnership, limited liability partnership or other partnership, including the Units and all other partnership interests listed on Schedule 3.5 hereto under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of the Grantor on the books and records of such partnership and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing.

“Pledged Securities” shall mean the collective reference to the Pledged Debt Securities, the Pledged Notes and the Pledged Equity Interests.

“Pledged Security Entitlements” shall mean all security entitlements with respect to the financial assets listed on Schedule 3.5 (as such schedule may be amended from time to time) and all other security entitlements of the Grantor.

“Pledged Stock” shall mean all shares of capital stock now owned or hereafter acquired by the Grantor, including all shares of capital stock listed on Schedule 3.5 hereto under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of the Grantor in the entries on the books of the issuer of such shares and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing.

“Pledged Trust Interests” shall mean all interests of the Grantor now owned or hereafter acquired in a Delaware business trust or other trust, including all trust interests listed on Schedule 3.5 hereto under the heading “Pledged Trust Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of the Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests and any other warrant, right or option to acquire any of the foregoing.

“Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable” shall mean all Accounts and any other right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper or classified as a Payment Intangible and whether or not it has been earned by performance. References herein to Receivables shall include any Supporting Obligation or collateral securing such Receivable.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent and the Lenders.

“Subsidiary” shall mean any subsidiary of the Grantor.

“Trademark License” shall mean any agreement, whether written or oral, providing for the grant by or to the Grantor of any right in, to or under any Trademark.

“Trademarks” shall mean all domestic and foreign trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the world, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

“Trade Secret License” shall mean any agreement, whether written or oral, providing for the grant by the Grantor of any right in, to or under any Trade Secret.

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how (all of the foregoing being collectively called a “Trade Secret”), whether or not reduced to a writing or other tangible form, including all documents and things embodying, incorporating or describing such Trade Secret, the right to sue for past, present and future infringements of any Trade Secret and all proceeds of the foregoing, including royalties, income, payments, claims, damages and proceeds of suit.

1.2. Other Definitional Provisions. (a) The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to the specific provisions of this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to the Grantor, shall refer to the property or assets the Grantor has granted as Collateral or the relevant part thereof.

(d) The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein with respect to the Obligations shall mean the unconditional, final and irrevocable payment in full, in immediately available funds, of all of the Obligations, unless otherwise specified, other than indemnification and other contingent obligations not then due and payable.

(e) The words “include,” “includes” and “including,” and words of similar import, shall not be limiting and shall be deemed to be followed by the phrase “without limitation.”

(f) All references to the Lenders herein shall, where appropriate, include any Lender, the Administrative Agent or the Collateral Agent.

SECTION 2. GRANT OF SECURITY INTEREST; CONTINUING LIABILITY UNDER COLLATERAL

(a) The Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of the personal property of the Grantor, including the following property, in each case, wherever located and now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(i) all Accounts;

(ii) all As-Extracted Collateral

(iii) all Chattel Paper;

(iv) all Collateral Accounts and all Collateral Account Funds;

(v) all Commercial Tort Claims;

(vi) all Deposit Accounts;

(vii) all Documents;

(viii) all Equipment;

(ix) all Fixtures

(x) all General Intangibles;

(xi) all Goods

(xii) all Instruments;

(xiii) all Insurance;

(xiv) all Intellectual Property;

(xv) all Inventory;

(xvi) all Investment Property;

(xvii) all Letters of Credit and Letter of Credit Rights;

(xviii) all Money;

(xix) all Securities Accounts;

(xx) all books, records, ledger cards, files, correspondence, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time pertain to or evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

(xxi) to the extent not otherwise included, all other property, whether tangible or intangible, of the Grantor and all Proceeds, products, accessions, rents and profits of any and all of the foregoing and all collateral security, Supporting Obligations and guarantees given by any person with respect to any of the foregoing.

(b) Notwithstanding anything herein to the contrary, (i) the Grantor shall remain liable for all obligations under and in respect of the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any other Secured Party, (ii) the Grantor shall remain liable under and each of the agreements included in the Collateral, including any Receivables, any contracts and any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related hereto nor shall the Collateral Agent nor any other Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including any agreements relating to any Receivables, any contracts or any agreements relating to Pledged Partnership Interests or Pledged LLC Interests and (iii)

the exercise by the Collateral Agent of any of its rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, including any agreements relating to any Receivables, any contracts and any agreements relating to Pledged Partnership Interests or Pledged LLC Interests.

SECTION 3. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent, the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective loans to the Grantor thereunder, the Grantor hereby represents and warrants to the Secured Parties that:

3.1. Title; No Other Liens. The Grantor owns each item of the Collateral free and clear of any and all Liens or claims, except for Liens expressly permitted by Section 6.02 of the Credit Agreement. No financing statement, mortgage or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are expressly permitted by the Credit Agreement.

3.2. Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3.2 (all of which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in duly completed and duly executed form, as applicable, and may be filed by the Collateral Agent at any time) and payment of all filing fees, will constitute valid fully perfected security interests in all of the Collateral in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for the Obligations, enforceable in accordance with the terms hereof and (b) are prior to all other Liens on the Collateral, except for Liens expressly permitted by Section 6.02 of the Credit Agreement. Without limiting the foregoing, the Grantor has taken all actions necessary or desirable, including those specified in Section 4.2 to (i) establish the Collateral Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the New York UCC) over any portion of the Investment Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts, Securities Entitlements or Commodity Accounts (each as defined in the New York UCC), (ii) establish the Collateral Agent’s “control” (within the meaning of Section 9-104 of the New York UCC) over all Deposit Accounts, (iii) establish the Collateral Agent’s “control” (within the meaning of Section 9-107 of the New York UCC) over all Letter of Credit Rights, (iv) establish the Collateral Agent’s control (within the meaning of Section 9-105 of the New York UCC) over all Electronic Chattel Paper and (v) establish the Collateral Agent’s “control” (within the meaning of Section 16 of the Uniform Electronic Transaction Act as in effect in the applicable jurisdiction “UETA”) over all “transferable records” (as defined in UETA).

3.3. Name; Jurisdiction of Organization, etc. On the date hereof, the Grantor’s exact legal name (as indicated on the public record of the Grantor’s jurisdiction of formation or organization), jurisdiction of organization, organizational identification number, if any, and the location of the Grantor’s chief executive office or sole place of business are specified on Schedule 3.3. The Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Except as otherwise indicated on Schedule 3.3, the jurisdiction of each the Grantor’s organization of formation is required to maintain a public record showing the Grantor to have been organized or formed.

3.4. Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

3.5. Investment Property. Schedule 3.5 hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Pledged Stock,” “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by the Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such schedule. Schedule 3.5 (as such schedule may be amended or supplemented from time to time) sets forth under the heading “Pledged Debt Securities” or “Pledged Notes” all of the Pledged Debt Securities and Pledged Notes owned by the Grantor and all of such Pledged Debt Securities and Pledged Notes have been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law, and is not in default and constitutes all of the issued and outstanding inter-company indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing to the Grantor. Schedule 3.5 hereto (as such schedule may be amended from time to time) sets forth under the headings “Securities Accounts,” “Commodities Accounts,” and “Deposit Accounts” respectively, all of the Securities Accounts, Commodities Accounts and Deposit Accounts of the Grantor. The Grantor is the sole entitlement holder or customer of each such account, and the Grantor has not consented to or is otherwise aware of any person having “control” (within the meanings of Sections 8-106, 9-106 and 9-104 of the New York UCC) over, or any other interest in, any Securities Account, Commodity Account, Deposit Account, in each case in which the Grantor has an interest, or any securities, commodities or other property credited thereto.

(b) The shares of Pledged Equity Interests pledged by the Grantor hereunder constitute all of the issued and outstanding shares of all classes of Equity Interests in each Issuer owned by the Grantor.

(c) The Pledged Equity Interests have been duly and validly issued and are fully paid and nonassessable.

(d) The terms of any uncertificated Pledged LLC Interests and Pledged Partnership Interests expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the “issuer’s jurisdiction” of each Issuer thereof (as such term is defined in the Uniform Commercial Code in effect in such jurisdiction) or such uncertificated Pledged LLC Interests or Pledged Partnership Interests are of a type dealt in or traded on securities exchanges or in securities markets and would be securities under Section 8-103 of the Uniform Commercial Code in effect from time to time.

(e) The terms of any certificated Pledged LLC Interests and Pledged Partnership Interests expressly provide that they are securities governed by Article 8 of the New York UCC or such certificated Pledged LLC Interests or Pledged Partnership Interests are of a type dealt in or traded on securities exchanges or in securities markets and would be securities under Section 8-103 of the New York UCC.

(f) The Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property and Deposit Accounts pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other person, except Liens expressly permitted by Section 6.02 of the Credit Agreement, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests.

3.6. Intellectual Property. The Grantor does not own any Intellectual Property which is registered with a Governmental Authority or is the subject of an application for registration or any material unregistered Intellectual Property, in each case which is owned by the Grantor in its own name on the date hereof.

3.7. Letters of Credit and Letter of Credit Rights. The Grantor is not a beneficiary or assignee under any Letter of Credit.

3.8. Commercial Tort Claims. The Grantor does not have any Commercial Tort Claims as of the date hereof.

SECTION 4. COVENANTS

The Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Loans and other Obligations have been indefeasibly repaid in full and all other Obligations under the Credit Agreement and the other Loan Documents have been completed and discharged:

4.1. Covenants in Credit Agreement. The Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by the Grantor.

4.2. Delivery and Control of Instruments, Chattel Paper, Negotiable Documents, Investment Property and Deposit Accounts.

(a) If any of the Collateral is or shall become evidenced or represented by any Instrument, Certificated Security, Negotiable Document or Tangible Chattel Paper, such Instrument (other than checks received in the ordinary course of business), Certificated Security, Negotiable Documents or Tangible Chattel Paper shall be immediately delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement, and all of such property owned by the Grantor as of the Closing Date shall be delivered on the Closing Date.

(b) If any of the Collateral is or shall become “Electronic Chattel Paper” the Grantor shall ensure that (i) a single authoritative copy exists which is unique, identifiable, unalterable (except as provided in clauses (iii), (iv) and (v) of this paragraph), (ii) such authoritative copy identifies the Collateral Agent as the assignee and is communicated to and maintained by the Collateral Agent or its designee, (iii) copies or revisions that add or change the assignee of the authoritative copy can only be made with the participation of the Collateral Agent, (iv) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy and not the authoritative copy and (v) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

(c) If any Collateral is or shall become evidenced or represented by an Uncertificated Security, the Grantor shall cause the Issuer thereof either (i) to register the Collateral Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to agree in writing with the Grantor and the Collateral Agent that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Collateral Agent without further consent of the Grantor, the terms of such agreement to be in form and substance satisfactory to the Collateral Agent, and such actions shall be taken on or prior to the Closing Date with respect to any Uncertificated Securities owned as of the Closing Date by the Grantor.

(d) The Grantor shall maintain Securities Entitlements, Securities Accounts and Deposit Accounts only with financial institutions that have agreed to comply with entitlement orders and instructions issued or originated by the Collateral Agent without further consent of the Grantor, such agreement to be in form and substance satisfactory to the Collateral Agent.

(e) If any of the Collateral is or shall become evidenced or represented by a Commodity Contract, the Grantor shall cause the Commodity Intermediary with respect to such Commodity Contract to agree in writing with the Grantor and the Collateral Agent that such Commodity Intermediary will apply any value distributed on account of such Commodity Contract as directed by the Collateral Agent without further consent of the Grantor, such agreement to be satisfactory to the Collateral Agent.

(f) In addition to and not in lieu of the foregoing, if any Issuer of any Investment Property is organized under the law of, or has its chief executive office in, a jurisdiction outside of the United States, the Grantor shall take such additional actions, including causing the issuer to register the pledge on its books and records, as may be necessary or advisable or as may be reasonably requested by the Collateral Agent, under the laws of such jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Agent.

(g) In the event that the Grantor becomes a beneficiary or an assignee under any Letters of Credit, the Grantor shall use commercially reasonable efforts to obtain the consent of any issuer thereof to the transfer of such Letter of Credit to the Collateral Agent. In the case of any other Letter of Credit Rights, the Grantor shall use commercially reasonable efforts to obtain the consent of the issuer thereof and any nominated person thereon to the assignment of the proceeds of the related Letter of Credit in accordance with Section 5-114(c) of the New York UCC.

4.3. Maintenance of Perfected Security Interest; Further Documentation. (a) The Grantor shall maintain each of the security interests created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest against the claims and demands of all persons whomsoever, subject to the provisions of Section 7.14.

(b) The Grantor shall furnish to the Secured Parties from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the assets and property of the Grantor as the Collateral Agent may reasonably request, all in reasonable detail.

(c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of the Grantor, the Grantor shall promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto, including, without limitation, executing and delivering and causing the relevant depositary bank or securities intermediary to execute and deliver a Control Agreement on terms in form and substance satisfactory to the Collateral Agent.

4.4. Changes in Locations, Name, Jurisdiction of Incorporation, etc. The Grantor shall not, except upon, 10 days’ prior written notice, in the case of each of clauses (i) and (ii) below, to the Collateral Agent and delivery to the Collateral Agent of duly authorized and, where required, executed copies of all additional financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein:

(i) change its legal name, jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 3.3; or

(ii) change its legal name, identity or structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become misleading.

4.5. Notices. The Grantor shall advise the Collateral Agent promptly, in reasonable detail, of:

(a) any Lien (other than any Lien expressly permitted by Section 6.02 of the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

(b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

4.6. Investment Property. (a) If the Grantor shall become entitled to receive or shall receive any stock or other ownership certificate (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests in any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Securities, or otherwise in respect thereof, the Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly endorsed by the Grantor to the Collateral Agent, if required, together with an undated stock power or similar instrument of transfer covering such certificate duly executed in blank by the Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by the Grantor, the Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of the Grantor, as additional collateral security for the Obligations.

(b) Without the prior written consent of the Collateral Agent, the Grantor shall not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Investment Property or Proceeds thereof or any interest therein (except, in each case, pursuant to a transaction expressly permitted by the Credit Agreement), (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or any Lien expressly permitted thereon pursuant to Section 6.02 of the Credit Agreement, (iii) enter into any agreement or undertaking restricting the right or ability of the Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof or any interest therein or (iv) without the prior written consent of the Collateral Agent, cause or permit any Issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the New York UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the New York UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the provisions in this clause (iv), the Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Agent’s “control” thereof.

(c) The Grantor hereby consents to the grant of the security interest hereunder in favor of the Collateral Agent and to the transfer of any Pledged Security to the Collateral Agent or its nominee following an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner, member or shareholder of the Issuer of the related Pledged Security.

4.7. Intellectual Property. (a) Promptly upon the Grantor’s acquisition or creation of any copyrightable work, invention, trademark or other similar property that is material to the business of the Grantor, apply for registration thereof with the United states Copyright Office, the United States Patent and Trademark Office and any other appropriate office. Whenever the Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property that is material to the business of the Grantor with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, the Grantor shall report such filing to the Collateral Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Collateral Agent, the Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Secured Parties’ security interest in any Copyright, Patent, Trademark or other Intellectual Property of the Grantor and the goodwill and general intangibles of the Grantor relating thereto or represented thereby.

(b) The Grantor shall take all reasonable and necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of Intellectual Property material to its business, including the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office and the United States Copyright Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of incontestability, the filing of divisional, continuation, continuation-in-part, reissue, and renewal applications or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(c) The Grantor agrees that, should it obtain an ownership interest in any item of intellectual property (the “After-Acquired Intellectual Property”), (i) any such After-Acquired Intellectual Property, and in the case of trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Collateral, (ii) it shall give prompt (and, in any event within five Business Days after the last day of the fiscal quarter in which the Grantor acquires such ownership interest) written notice thereof to the Collateral Agent in accordance herewith, and (iii) it shall provide the Collateral Agent promptly (and, in any event within five Business Days after the last day of the fiscal quarter in which the Grantor acquires such ownership interest) with a schedule setting forth all such After-Acquired Intellectual Property and take the actions specified in clause (d) of this Section 4.7.

(d) The Grantor agrees to execute an After-Acquired Intellectual Property Security Agreement with respect to its After-Acquired Intellectual Property on terms in form and substance satisfactory to the Collateral Agent in order to record the security interest granted herein to the Collateral Agent for the ratable benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office and any other applicable Governmental Authority.

4.8. Commercial Tort Claims. The Grantor shall advise the Collateral Agent promptly of any Commercial Tort Claim held by the Grantor and shall promptly execute a supplement to this Agreement in form and substance reasonably satisfactory to the Collateral Agent to grant a security interest in such Commercial Tort Claim to the Collateral Agent for the ratable benefit of the Secured Parties.

SECTION 5. REMEDIAL PROVISIONS

5.1. Pledged Securities. (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 5.1(b), the Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Equity Interests and all payments made in respect of the Pledged Notes, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that, without the prior written consent of the Collateral Agent, the Grantor will not (i) vote to enable, consent or take any other action to permit, any Issuer (other than CQP) of the Pledged Equity Interests owned by it to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of such Issuer, in each case, to any other person, (ii) enter into any agreement or undertaking restricting the right or ability of it or the Collateral Agent to sell, assign or transfer any of such Pledged Equity Interests or proceeds thereof or (iii) otherwise take actions which would be materially inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b) If an Event of Default shall occur and be continuing: (i) upon written notice to the Grantor from the Collateral Agent, all rights of the Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and other consensual rights and (ii) the Collateral Agent shall have the right, without notice to the Grantor, to transfer all or any portion of the Investment Property to its name or the name of its nominee or agent. In addition, the Collateral Agent shall have the right at any time, without notice to the Grantor, to exchange any certificates or instruments representing any Investment Property for certificates or instruments of smaller or larger denominations. In order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder the Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and the Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth herein.

(c) The Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by the Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Grantor, and the Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) upon any such instruction following the occurrence and during the continuance of an Event of Default, pay any dividends or other payments with respect to the Investment Property, including Pledged Securities, directly to the Collateral Agent.

5.2. Proceeds to be Turned Over To Collateral Agent. If an Event of Default shall occur and be continuing, all Proceeds received by the Grantor consisting of cash, cash equivalents, checks and other near-cash items shall be held by the Grantor in trust for the Secured Parties, segregated from other funds of the Grantor, and shall, forthwith upon receipt by the Grantor, be turned over to the Collateral Agent in the exact form received by the Grantor (duly endorsed by the Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by the Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.3.

5.3. Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Collateral Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent may apply all or any part of the net Proceeds (after deducting fees and expenses as provided in Section 5.4) constituting Collateral realized through the exercise by the Collateral Agent of its remedies hereunder, whether or not held in any Collateral Account, in payment of the Obligations in the following order:

First, to the Administrative Agent and the Collateral Agent, to pay incurred and unpaid fees and expenses of the Secured Parties under the Loan Documents;

Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;

Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Lenders according to the amounts of the Obligations then held by the Lenders; and

Fourth, any balance of such Proceeds remaining, after the Loans and other Obligations have been indefeasibly repaid in full and all other Obligations under the Credit Agreement and the other Loan Documents have been completed and discharged, shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

5.4. Code and Other Remedies. (a) If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or its rights under any other applicable law or in equity. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Grantor or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived and released. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Grantor, and the Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely effect the commercial reasonableness of any sale of the Collateral. The Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. The Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. The Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at the Grantor’s premises or elsewhere. The Collateral Agent shall have the right to enter onto the property where any Collateral is located and take possession thereof with or without judicial process.

(b) The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.4, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations and only after such application and after the payment by the Collateral Agent of any other required by any provision of law, including Section 9-615(a) of the New York UCC, need the Collateral Agent account for the surplus, if any, to the Grantor. If the Collateral Agent sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser and received by the Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and the Grantor shall be credited with proceeds of the sale. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder.

5.5. Registration Rights. (a) If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Equity Interests or the Pledged Debt Securities pursuant to Section 5.4, and if in the opinion of the Collateral Agent it is necessary or advisable to have the Pledged Equity Interests or the Pledged Debt Securities, or that portion thereof to be sold, registered under the provisions of the Securities Act, the Grantor shall cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register the Pledged Equity Interests or the Pledged Debt Securities, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Equity Interests or the Pledged Debt Securities, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are reasonably necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto. The Grantor agrees to use commercially reasonable efforts to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b) The Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Equity Interests or the Pledged Debt Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Equity Interests or the Pledged Debt Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) The Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity Interests or the Pledged Debt Securities pursuant to this Section 5.6 valid and binding and in compliance with any and all other applicable Requirements of Law. The Grantor further agrees that a breach of any of the covenants contained in this Section 5.5 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.5 shall be specifically enforceable against the Grantor, and the Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement or a defense of payment.

5.6. Deficiency. The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

SECTION 6. THE COLLATERAL AGENT

6.1. Collateral Agent’s Appointment as Attorney-in-Fact, etc. (a) The Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives the Collateral Agent the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do any or all of the following:

(i) in the name of the Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or agreement or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or agreement or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of the Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 5.4 or 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any assignments, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and the Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that, except as provided in Section 6.1(b), it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If the Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless and Event of Default has occurred and is continuing or time is of the essence, the Collateral Agent shall not exercise this power without first making demand on the Grantor and the Grantor failing to immediately comply therewith.

(c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the Grantor, shall be payable by the Grantor to the Collateral Agent on demand.

(d) The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

6.2. Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to the Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from their own gross negligence or willful misconduct in breach of a duty owed to the Grantor.

6.3. Execution of Financing Statements. The Grantor acknowledges that pursuant to Section 9-509(b) of the New York UCC and any other applicable law, the Grantor authorizes the Collateral Agent to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral, without the signature of the Grantor, in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Collateral Agent under this Agreement. The Grantor agrees that such financing statements may describe the collateral in the same manner as described in the Security documents or as “all assets” or “all personal property,” whether now owned or hereafter existing or acquired or such other description as the Collateral Agent, in its sole judgment, determines is necessary or advisable. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

6.4. Authority of Collateral Agent. The Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

6.5. Appointment of Co-Collateral Agents. At any time or from time to time, in order to comply with any applicable requirement of law, the Collateral Agent may appoint another bank or trust company or one of more other persons, either to act as co-agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and which may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for indemnification and similar protections of such co-agent or separate agent).

SECTION 7. MISCELLANEOUS

7.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Grantor and the Collateral Agent, subject to any consents required under Section 9.08 of the Credit Agreement; provided that any provision of this Agreement imposing obligations on the Grantor may be waived by the Collateral Agent in a written instrument executed by the Collateral Agent.

7.2. Notices. All notices, requests and demands to or upon the Collateral Agent or the Grantor hereunder shall be effected in the manner provided for in Section 9.01 of the Credit Agreement.

7.3. No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

7.4. Enforcement Expenses; Indemnification. (a) The Grantor agrees to pay or reimburse each Secured Party for all its costs and expenses incurred in enforcing or preserving any rights under this Agreement and the other Loan Documents to which the Grantor is a party, including the fees and disbursements of counsel to each Secured Party and of counsel to the Collateral Agent.

(b) The Grantor agrees to pay, and to hold the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) The Grantor agrees to pay, and to hold the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 9.05 of the Credit Agreement.

(d) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

7.5. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent, and any attempted assignment without such consent shall be null and void.

7.6. Set-Off. The Grantor hereby irrevocably authorizes each Secured Party at any time and from time to time, while an Event of Default shall have occurred and be continuing, without notice to the Grantor, any such notice being expressly waived by the Grantor, to set-off and appropriate and apply any and all deposits in accordance with Section 9.06 of the Credit Agreement.

7.7. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

7.8. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.9. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

7.10. Integration. This Agreement and the other Loan Documents represent the agreement of the Grantor, the Collateral Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

7.11. APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

7.12. Submission to Jurisdiction; Waivers. The Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Grantor at its address referred to in Section 7.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

7.13. Acknowledgments. The Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) no Secured Party has any fiduciary relationship with or duty to the Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantor, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantor and the Secured Parties.

7.14. Releases. (a) At such time as the Loans and other Obligations have been indefeasibly repaid in full and all other Obligations under the Credit Agreement and the other Loan Documents have been completed and discharged, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and the Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantor. At the request and sole expense of the Grantor following any such termination, the Collateral Agent shall deliver to the Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

(b) If any of the Collateral shall be sold or otherwise disposed of by the Grantor in a transaction permitted by the Credit Agreement, then the Collateral Agent, at the request and sole expense of the Grantor, shall execute and deliver to the Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

(c) The Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Collateral Agent, subject to the Grantor’s rights under Section 9-509(d)(2) of the New York UCC.

7.15. WAIVER OF JURY TRIAL. THE GRANTOR AND THE COLLATERAL AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

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IN WITNESS WHEREOF, each of the undersigned has caused Security Agreement to be duly executed and delivered as of the date first above written.

CHENIERE COMMON UNITS HOLDING, LLC, as
Grantor

By:	/s/ Graham A. McArthur
Name:	Graham A. McArthur
Title:	Treasurer

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:	/s/ Robert Nydegger
Name:	Robert Nydegger
Title:	Managing Director

By:	/s/ Damien Dwin
Name:	Damien Dwin
Title:	Director

Schedule 3.5

DESCRIPTION OF PLEDGED INVESTMENT PROPERTY

Pledged Stock:

Grantor	Issuer	Issuer’s Jurisdiction Under New York UCC Section 9-305(a)(2)	Class of Stock	Stock Certificate No.	Percentage of Shares	No. of Shares

Pledged Notes:

Grantor	Issuer	Payee	Principal Amount

Pledged Debt Securities:

Grantor	Issuer	Issuer’s Jurisdiction Under New York UCC Section 9-305(a)(2)	Payee	Principal Amount

2-1

Pledged Security Entitlements:

Grantor	Issuer of Financial Asset	Description of Financial Asset	Securities Intermediary (Name and Address)	Securities Account (Number and Location)	Securities Intermediary’s Jurisdiction Under New York UCC Section 9-305(a)(3)

Pledged Partnership Interests:

Grantor	Issuer	Type of Partnership Interest (e.g., General or Limited)	Certificated (Y/N)	Certificate No. (if any)	% of Outstanding Partnership Interests of the Partnership

Pledged LLC Interests:

Grantor	Issuer	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	% of Outstanding LLC Interests of the Issuer

Pledged Trust Interests:

Grantor	Issuer	Class of Trust Interests	Certificated (Y/N)	Certificate No. (if any)	% of Outstanding Trust Interests of the Issuer

Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name

Schedule 3.2

FILINGS AND OTHER ACTIONS

REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

[List each office where a financing statement is to be filed]

Copyright, Patent and Trademark Filings

[List all filings]

Actions with respect to Investment Property

[Describe all actions required to obtain “control” of Investment Property]

Other Actions

[Describe other actions to be taken]

Schedule 3.3

EXACT LEGAL NAME, LOCATION OF JURISDICTION OF ORGANIZATION AND

CHIEF EXECUTIVE OFFICE

Exact Legal Name	Jurisdiction of Organization	Organizational I.D.	Location